Exhibit 11

                             BNP U.S. FUNDING L.L.C.

                   COMPUTATION OF NET LOSS PER COMMON SECURITY

                      (in thousands, except per share data)

                                                           For the Year Ended
                                                            December 31, 2004
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Net income                                                     $   23,365
Less:  preferred securities dividend requirement                   38,690
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Net loss applicable to common securities                       $  (15,325)
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Securities:
Weighted average number of common securities outstanding           53,011
                                                                ---------
Net loss per common security                                   $ (289.09)
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